Exhibit 99.1

Delek US Holdings Reports Fourth Quarter and Full Year 2008 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--March 5, 2009--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the fourth quarter and full-year 2008.

Excluding special items, net income from continuing operations was $18.0 million, or $0.33 per fully diluted share, in the fourth quarter 2008. Including the special items, Delek US reported net income from continuing operations of $0.5 million, or $0.01 per fully diluted share, in the fourth quarter 2008, compared to a net loss from continuing operations of $12.0 million, or ($0.23) per basic share, in the fourth quarter 2007.

For the full year 2008, the Company reported net income from continuing operations, excluding special items, of $40.5 million, or $0.75 per fully diluted share, compared to net income from continuing operations of $95.4 million, or $1.80 per fully diluted share, in the prior year.

Results for the three and twelve month periods ended Dec. 31, 2008 were impacted by a fire at the Company’s Tyler refinery which occurred on Nov. 20, 2008. The Tyler refinery has been offline since the incident and is currently anticipated to resume operations in May 2009.

“The benefits of our diversified downstream business model were evident during 2008, positioning us to maintain profitability in a period of challenging market conditions and prolonged commodity price volatility,” stated Uzi Yemin, President and Chief Executive Officer of Delek US. “Our retail segment reported record contribution margin in 2008, due principally to elevated retail fuel margins during the second half of the year.”

“Delek US is covered by business interruption insurance which went into effect on Jan. 4, 2009, 45 days after the date of the incident at the Tyler refinery,” continued Yemin. “The proceeds received from the business interruption claim will recognize current market conditions, thereby allowing the Company to benefit from the favorable contango crude oil market structure and improved Gulf Coast crack spread that the refinery would have enjoyed during January and February had the refinery been online. Although our Tyler refinery remains offline in anticipation of a May 2009 restart, we have begun to receive payments on our insurance claims, the remainder of which will be received in the coming months.”

Yemin concluded: “Entering 2009, our executive team has established a number of strategic directives designed to improve the efficiency, competitive positioning and profitability of our core assets. At Tyler, we intend to proceed with a series of capital projects in the first half of 2009 which, upon completion, will greatly improve our ability to process cost advantaged crudes, while in our retail segment, the brand reimaging and private label initiatives remain key areas of focus as we look ahead to the remainder of the year.”

Retail Segment

As part of an ongoing strategy to focus investment in core growth markets, the Company has announced its intention to exit the Virginia market. During the fourth quarter, the Company’s Virginia operations were reclassified to discontinued operations and the assets and liabilities associated with remaining stores are reflected as held for sale for all periods. At year-end, the Company had sold 12 of the 36 Virginia-based stores held for sale. The following retail segment information reflects data from continuing operations.

Retail segment contribution margin increased 63.8 percent to $19.0 million in the fourth quarter 2008, compared to $11.6 million in the fourth quarter 2007. Retail segment contribution margin for the full year 2008 increased 10.4 percent to a record $66.0 million, compared to $59.8 million in 2007.

Although fourth quarter results were adversely impacted by hurricane-related supply shortages which impacted fuel sales at many retail locations early in the quarter, the Company benefited from elevated fuel margins during October and early November which served to more than offset lower sales volumes in the period. Credit expense declined from 9.3 percent of gross margin in the fourth quarter 2007 to 6.6 percent in the fourth quarter 2008, partially due to a decline in the average retail price per gallon of gasoline when compared to the fourth quarter 2007.

For the second consecutive quarter, retail fuel margins achieved record levels. Retail fuel margins were 24.9 cents per gallon in the fourth quarter 2008, an increase of 10.8 cents per gallon when compared to the fourth quarter 2007. The increase in fuel margin served to partially offset a 6.0 percent same-store decline in the total number of retail gallons sold in the quarter.

Delek US reported an 8.2 percent same-store merchandise sales decline in the fourth quarter 2008, attributable to a combination of regional fuel supply shortages during October and a general reduction in discretionary consumer spending. Merchandise margin for the three months ended Dec. 31, 2008 declined to 29.8 percent, compared to merchandise margin of 30.7 percent in the year-ago period. Fourth quarter merchandise margin was adversely impacted by the mark down of legacy and trial products in all markets which have since been phased out of the Company’s new product marketing strategy.

During 2008, the retail segment reimaged 54 stores, bringing the total percentage of reimaged stores to approximately 20 percent of the total store base.

Refining Segment

Refining segment financial results for the three and twelve month periods ended Dec. 31, 2008 are not comparable to the prior year due to a fire at the Tyler refinery which kept the facility offline for 42 days during the fourth quarter 2008.

Refining contribution margin is adjusted to exclude a $10.9 million pre-tax expense associated with the write-down of inventory to market prices as of Dec. 31, 2008 that were lower than the LIFO layer cost. Adjusted refining segment contribution margin was $26.8 million in the fourth quarter 2008, compared to a loss of $5.9 million in the fourth quarter 2007. Adjusted refining contribution margin for the full year 2008 was $84.5 million, compared to $151.9 million in 2007.

As announced during the Company’s update conference call in December, Delek US carries $1 billion in combined limits to insure against property damage and business interruption. The Company anticipates out of pocket expenses related to the damaged units at the refinery will be approximately $5 million, per the property damage deductible, leaving insurance to cover the remainder of the costs related to unit damage. During the first quarter 2009, Delek US has begun to receive initial payments on its business interruption claim, which takes into account current market conditions.

The reconstruction of units partially damaged in the recent fire, including the saturates gas plant, the naphtha hydrotreater and part of the control room, are fully underway. Several parallel regulatory investigations into the November incident continue. Concurrent with the rebuild of the damaged units, the Company will also complete most of the work on its crude optimization projects and fully complete a maintenance-related turnaround, both of which were initially scheduled for the fourth quarter 2009.

The Company anticipates that the Tyler refinery will resume production by May 2009.

Marketing Segment

Marketing segment contribution margin was $3.7 million in the fourth quarter 2008, compared to $5.8 million in the fourth quarter 2007. For the full year 2008, the marketing segment generated contribution margin of $23.3 million, versus $28.7 million in 2007. Results for the three and twelve months ended Dec. 31, 2008 were adversely impacted by the fire at the Tyler refinery.

Under the Company’s insurance policy, Delek US also expects that its marketing segment will recover lost revenues that it would have earned under the services agreement with the refining segment, beginning in the first week of January 2009.

Lion Oil

During the fourth quarter 2008, Delek US began accounting for its minority investment in Lion Oil Company, a privately held entity, under the cost method. Delek US had accounted for the investment under the equity method in prior quarters.

Under the cost method, Delek US will no longer record its proportionate share of Lion Oil’s income or loss. Instead, Delek US will periodically evaluate the fair value of its investment in Lion and adjust the carrying value of the investment accordingly.

Reconciliation of Special Items

During the fourth quarter 2008, Delek US identified the following special items which impacted results for the three and twelve month periods ended Dec. 31, 2008:

  $11.2 million pre-tax expense associated with a goodwill impairment at our retail segment
  $10.9 million pre-tax expense associated with the write-down of inventory to market prices as of Dec. 31, 2008 which were lower than the LIFO layer cost
  $2.5 million in pre-tax expenses due to accelerated depreciation of turnaround costs
  $1.6 million pre-tax gain associated with the extinguishment of debt

	Fourth Quarter 2008
	Pre-Tax	After-Tax	After-Tax EPS
Dollars In Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	5.8	0.5	0.01
Discontinued Operations	2.7	1.6	0.03
Total	8.5	2.1	0.04

Adjustments
Expenses:
Goodwill Impairment (Retail Segment)	11.2	9.9	0.18
Inventory Write Down (Refining Segment)	10.9	6.9	0.13
Turnaround Costs (Refining Segment)	2.5	1.6	0.03
Total	24.6	18.4	0.34

Income:
Gain on Extinguishment of Debt (Other)	1.6	0.9	0.02
Total	1.6	0.9	0.02

Adjusted from Continuing Operations	$28.8	$18.0	$0.33
Discontinued Operations	2.7	1.6	0.03
Adjusted Total	31.5	19.6	0.36
	2008
	Pre-Tax	After-Tax	After-Tax EPS
Dollars In Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	40.4	23.0	0.43
Discontinued Operations	5.9	3.5	0.06
Total	46.3	26.5	0.49

Adjustments
Expenses:
Goodwill Impairment (Retail Segment)	11.2	9.9	0.18
Inventory Write Down (Refining Segment)	10.9	6.9	0.13
Turnaround Costs (Refining Segment)	2.5	1.6	0.03
Total	24.6	18.4	0.34

Income:
Gain on Extinguishment of Debt (Other)	1.6	0.9	0.02
Total	1.6	0.9	0.02

Adjusted from Continuing Operations	$63.4	$40.5	$0.75
Discontinued Operations	5.9	3.5	0.06
Adjusted Total	69.3	44.0	0.81

Fourth Quarter and Full Year 2008 Conference Call Information

The Company will hold a conference call to discuss its fourth quarter and full year 2008 results today at 10:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through March 19, 2009 by dialing (800) 642-1687, code 84978566. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$15.3	$105.0
Short-term investments	-	44.4
Accounts receivable	45.4	118.8
Inventory	80.2	124.7
Assets held for sale	20.9	34.7
Other current assets	38.8	47.7
Total current assets	200.6	475.3
Property, plant and equipment:
Property, plant and equipment	708.9	610.2
Less: accumulated depreciation	(127.2)	(89.6)
Property, plant and equipment, net	581.7	520.6
Goodwill	77.5	86.1
Other intangibles, net	10.0	11.2
Investment in Lion Oil	131.6	139.5
Other non-current assets	15.8	11.6
Total assets	$1,017.2	$1,244.3

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$68.0	$248.6
Current portion of long-term debt and capital lease obligations	41.2	10.8
Note payable	42.7	-
Liabilities associated with assets held for sale	0.2	0.4
Accrued expenses and other current liabilities	34.1	45.2
Total current liabilities	186.2	305.0
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	202.1	344.4
Environmental liabilities, net of current portion	5.2	6.7
Asset retirement obligations	6.6	5.3
Deferred tax liabilities	71.1	60.3
Other non-current liabilities	12.2	10.1
Total non-current liabilities	297.2	426.8
Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding
	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,680,570 and 53,666,570 shares issued and outstanding, respectively
	0.5	0.5
Additional paid-in capital	277.8	274.1
Accumulated other comprehensive income	(0.6)	0.3
Retained earnings	256.1	237.6
Total shareholders' equity	533.8	512.5
Total liabilities and shareholders' equity	$1,017.2	$1,244.3

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007

Net Sales	$658.1	$1,067.2	$4,615.2	$3,900.9
Operating costs and expenses:
Cost of goods sold	555.3	997.8	4,210.0	3,453.5
Operating expenses	54.0	58.0	233.8	207.1
General and administrative expenses	14.9	14.4	56.8	54.0
Depreciation and amortization	12.8	9.3	40.9	31.6
Gain on sale of assets	0.1	-	(6.8)	-
Unrealized (gain) loss on forward contract activities	-	(0.1)	-	(0.1)
	637.1	1,079.4	4,534.7	3,746.1
Operating income	21.0	(12.2)	80.5	154.8
Interest expense	5.5	7.3	23.7	30.6
Interest income	(0.1)	(1.6)	(2.1)	(9.3)
Loss (earnings) from investment in Lion Oil	-	1.4	7.9	0.8
Gain on extinguishment of debt	(1.6)	-	(1.6)	-
Loss on impairment of goodwill	11.2	-	11.2	-
Other expenses, net	0.2	0.9	1.0	2.4
	15.2	8.0	40.1	24.5
Income from continuing operations before income tax expense	5.8	(20.2)	40.4	130.3
Income tax expense	5.3	(8.2)	17.4	34.9
Income from continuing operations	0.5	(12.0)	23.0	95.4
Income from discontinued operations, net of tax	1.6	(0.1)	3.5	1.0
Net income	$2.1	($12.1)	$26.5	$96.4
Basic earnings per share
Income from continuing operations	0.01	(0.23)	0.43	1.83
Income from discontinued operations	0.03	-	0.07	0.02
Total basic earnings per share	$0.04	($0.23)	$0.50	$1.85
Diluted earnings per share
Income from continuing operations	0.01	(0.23)	0.43	1.80
Income from discontinued operations	0.03	-	0.06	0.02
Total diluted earnings per share	$0.04	($0.23)	$0.49	$1.82
Weighted average common shares outstanding:
Basic	53,680,668	53,665,125	53,675,145	52,077,893
Diluted	54,277,392	53,665,125	54,401,747	52,850,231
Dividends declared and paid per common share outstanding	$0.04	$0.24	$0.15	$0.54
Adjusted earnings per share from continuing operations	0.33	(0.23)	0.75	1.80
Earnings per share from discontinued operations	0.03	-	0.06	0.02
Adjusted earnings per share	$0.36	($0.23)	$0.81	$1.82

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year ended December 31
	2008	2007	2006
Cash Flow Data
Cash flows provided by operating activities:	$28.3	$179.4	$109.3
Cash flows used in investing activities:	(39.1)	(221.5)	(250.5)
Cash flows (used in) provided by financing activities:	(78.9)	45.5	180.2
Net (decrease) increase in cash and cash equivalents	($89.7)	$3.4	$39.0

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended December 31, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$237.2	$322.9	$97.8	$0.2	$658.1
Intercompany marketing fees and sales	(2.0)	-	2.0	-	-
Operating costs and expenses:
Cost of goods sold	197.9	271.2	95.9	(9.7)	555.3
Operating expenses	21.4	32.7	0.2	(0.3)	54.0
Segment contribution margin	$15.9	$19.0	$3.7	$10.2	48.8
General and administrative expense					14.9
Depreciation and amortization					12.8
Gain on sale of assets					0.1
Operating income					$21.0

Total assets	$348.4	$464.8	$55.3	$148.7	$1,017.2

Capital spending (excluding business combinations)	$9.1	$2.2	$0.0	$0.0	$11.3

	As of and For the Three Months Ended December 31, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$484.5	$426.3	$156.3	$0.1	$1,067.2
Intercompany marketing fees and sales	(3.9)	-	3.9	-	-
Operating costs and expenses:
Cost of goods sold	462.2	381.5	154.1	-	997.8
Operating expenses	24.3	33.2	0.3	0.2	58.0
Segment contribution margin	($5.9)	$11.6	$5.8	($0.1)	11.4
General and administrative expense					14.4
Depreciation and amortization					9.3
Gain on forward contract hedging activities					(0.1)
Operating income					$(12.2)

Total assets	$380.9	$517.9	$93.5	$252.0	$1,244.3

Capital spending (excluding business combinations)	$15.8	$3.9	$0.2	$-	$19.9

Delek US Holdings, Inc.
Segment Data
(In millions)

	For the Year Ended December 31, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$2,105.6	$1,777.2	$731.7	$0.7	$4,615.2
Intercompany marketing fees and sales	(13.8)	-	13.8	-	-
Operating costs and expenses:
Cost of goods sold	1,921.3	1,575.3	721.2	(7.8)	4,210.0
Operating expenses	96.9	135.9	1.0	-	233.8
Segment contribution margin	$73.6	$66.0	$23.3	$8.5	171.4
General and administrative expense					56.8
Depreciation and amortization					40.9
Gain on sale of assets					(6.8)
Operating income					$80.5

Capital spending (excluding business combinations)	$82.9	$18.3	$0.9	$-	$102.1

	For the Year Ended December 31, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,709.0	$1,579.6	$611.9	$0.4	$3,900.9
Intercompany marketing fees and sales	(14.7)	-	14.7	-	-
Operating costs and expenses:
Cost of goods sold	1,460.2	1,396.4	596.9	-	3,453.5
Operating expenses	82.2	123.4	1.0	0.5	207.1
Segment contribution margin	$151.9	$59.8	$28.7	($0.1)	240.3
General and administrative expense					54.0
Depreciation and amortization					31.6
Gain on forward contract hedging activities					(0.1)
Operating income					$154.8

Capital spending (excluding business combinations)	$61.6	$23.0	$0.3	$2.0	$86.9

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Days operated in period(1)	50	92	324	365
Total sales volume (average barrels per day)(1)	65,240	54,332	56,609	54,282
Products manufactured (average barrels per day)(1):
Gasoline	33,786	29,337	30,346	29,660
Diesel/jet	22,524	18,707	20,857	20,010
Petrochemicals, LPG, NGLs	1,866	1,946	1,963	2,142
Other	2,376	2,434	2,607	2,848
Total production	60,553	52,424	55,773	54,660
Refinery throughput (average barrels per day)(1):
Crude oil	53,334	51,493	51,683	53,860
Other feedstocks	8,398	2,740	5,239	2,303
Total refinery throughput	61,733	54,233	56,922	56,163
Per barrel of sales:
Refining operating margin	$11.44	$3.68	$9.29	$11.82
Refining operating margin excluding intercompany marketing fees	12.07	4.46	10.05	12.56
Direct cash operating expenses	6.56	4.86	5.28	4.15
Pricing statistics (average for the period presented)(1):
WTI — Cushing crude oil (per barrel)	$70.58	$90.86	$106.95	$72.44
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	4.21	7.22	11.13	13.04
U.S. Gulf Coast unleaded gasoline (per gallon)	1.59	2.26	2.69	2.05
Low sulfur diesel (per gallon)	2.10	2.51	3.08	2.11
Ultra low sulfur diesel (per gallon)	2.16	2.53	3.11	2.14
Natural gas (per MMBTU)	6.68	7.39	9.22	7.12

Marketing Segment	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Days operated in period	92	92	366	365
Total sales volume (average barrels per day)	14,297	16,246	16,557	17,923
Products sold (average barrels per day):
Gasoline	6,608	7,493	7,980	8,166
Diesel/jet	7,647	8,670	8,517	9,651
Other	42	83	60	106
Total sales	14,297	16,246	16,557	17,923
Direct operating expenses (per barrel of sales)	$0.14	$0.15	$0.17	$0.15

Retail Segment	Three Months Ended December 31,		Year Ended December 31,
	2008	2007(2)	2008	2007(2)
Number of stores (end of period)	458	461	458	461
Average number of stores	458	460	458	434
Retail fuel sales (thousands of gallons)	99,227	106,406	407,597	412,052
Average retail gallons per average number of stores (in thousands)	217	231	891	950
Retail fuel margin ($ per gallon)	$0.249	$0.141	$0.197	$0.147
Merchandise sales (in millions)	$87.7	$95.8	$376.1	$381.1
Merchandise margin %	29.8%	30.7%	31.5%	31.6%
Credit expense (% of gross margin)	6.6%	9.3%	8.8%	8.3%
Merchandise and cash over/short (% of net sales)	0.4%	0.3%	0.3%	0.3%
Operating expenses/merchandise sales plus total gallons	16.9%	15.8%	16.7%	15.0%

(1) The refinery has not operated since the November 20, 2008 explosion and fire. The information for 2008 has been calculated based on the 324 days for the full year and 50 days for the quarter.

(2) Retail operating results for 2007 have been restated to reflect the reclassification of Virginia stores to discontinued operations.

CONTACT:
Investor Relations Contact:
Delek US Holdings, Inc.
Noel Ryan, Director of Investor Relations, 615-435-1356
or
Israel Media Contact:
ARAD Communications
Gali Dahan / Merav Gasar, 001-972-3-7693333